Exhibit 10.32

RALCORP HOLDINGS, INC.

AMENDED AND RESTATED

2002 INCENTIVE STOCK PLAN

Section I. General Provisions

A. Purpose of Plan

The purpose of the Amended and Restated 2002 Ralcorp Incentive Stock Plan (the “Plan”) is to enhance the profitability and value of the Company for the benefit of its shareholders by providing for stock options and other stock awards to attract, retain and motivate directors, officers and other key employees who make important contributions to the success of the Company. The Plan is amended and restated as set forth herein effective October 1, 2008.

B. Definitions of Terms as Used in the Plan

1.	“Affiliate” means any subsidiary, whether directly or indirectly owned, or parent of the Company, or any other entity designated by the Committee.

2.	“Award” means a Stock Option granted under Section II of the Plan or Other Stock Award granted under Section III of the Plan.

3.	“Board” means the Board of Directors of Ralcorp Holdings, Inc.

4.	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations there under.

5.	“Committee” means the Nominating and Compensation Committee of the Board of Directors of the Company or any successor committee the Board of Directors may designate to administer the Plan.

6.	“Company” means Ralcorp Holdings, Inc.

7.	“Employee” means any person who is employed by the Company or an Affiliate.

8.	“Fair Market Value” of any class or series of Stock means the fair and reasonable value thereof as determined by the Committee according to the closing price in trades as reported on the New York Stock Exchange-Composite Transactions on the trading day of the applicable date. If there are no prices so reported or if, in the opinion of the Committee, such reported prices do not represent the fair and reasonable value of the Stock, then the Committee shall determine Fair Market Value by any means it deems reasonable under the circumstances; provided, however, that any determination of Fair Market Value shall be made in a manner consistent with the provisions of Code Section 409A.

9.	“Stock” means the Ralcorp Common Stock $.01 par value or any other authorized class or series of common stock or any such other security outstanding upon the reclassification of any of such classes or series of common stock, including, without limitation, any stock split-up, stock dividend, creation of targeted stock, spin-off or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate.

C. Scope of Plan and Eligibility

Any Employee or director selected by the Board or Committee shall be eligible for any Award contemplated under the Plan.

D. Authorization and Reservation

The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)	the shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions;

(b)	subject to the following provisions of Paragraph D, the maximum number of shares of stock that may be delivered to participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1,500,000 shares of Stock; (ii) any shares of Stock available for future awards under any prior plan of the Company (the “Prior Plan”) as of the effective date of this Plan; and (iii) any shares of Stock that are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company under the Plan or the Prior Plan;

(c)	to the extent any shares of Stock covered by an Award are not delivered to an Award recipient or beneficiary because the Award is forfeited or canceled or the shares of Stock are not delivered because the shares are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purpose of determining the maximum number of shares of Stock available for delivery of the Plan;

(d)	if the exercise price of any Stock Option granted under the Plan or all Prior Plans is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available under the Plan; and

(e)	the total number of shares of Stock that may be issued to any one participant during the term of Plan shall not exceed 1,000,000 shares of Stock.

E. Administration of the Plan

1.	The Committee shall administer the Plan and, in connection therewith, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the power to delegate responsibility to others to assist it in administering the Plan.

2.	The Committee shall include three or more members of the Board of the Company. Its members shall be appointed by and serve at the pleasure of the Board.

3.	The determination of those eligible to receive Awards, and the amount and type of each Award shall rest in the sole discretion of the Committee or the Board, subject to the provisions of the Plan.

Section II. Stock Options

A. Description

The Committee or the Board may grant options with respect to any class or series of Stock (“Stock Options”) that qualify as “Incentive Stock Options” under Section 422A of the Internal Revenue Code of 1986, as amended, and it may grant Stock Options that do not so qualify.

B. Terms and Conditions

1.	Each Stock Option shall be set forth in a written agreement containing such terms and conditions as the Committee or the Board may determine, subject to the provisions of the Plan.

2.	Except as set forth below in this paragraph, the purchase price of any shares exercised under any Stock Option must be paid in full upon such exercise. The payment shall be made in such form, which may be cash or Stock, as the Committee or the Board may determine. The Committee may permit a participant to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

3.	No Incentive Stock Option may be exercised after the expiration of ten (10) years from the date such option is granted.

4.	The exercise price of each Stock Option shall be established by the Committee or shall be determined by a method established by the Committee at the time the Stock Option is granted. The exercise price shall not be less than 100% of the Fair Market Value per share of the underlying Stock on the date of grant of the Award.

5.	In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the appropriate class or series of Stock with respect to which Stock Options are exercisable for the first time by any Employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

Section III. Other Stock Awards

In addition to Stock Options, the Committee or the Board may grant Other Stock Awards payable in any class or series of Stock upon such terms and conditions as the Committee or the Board may determine, subject to the provisions of the Plan. Other Stock Awards may include, but are not limited to, the following types of Awards:

1.	Restricted Stock Awards. The Committee or the Board may grant Restricted Stock Awards, each of which consists of a grant of shares of any class or series of Stock subject to terms and conditions determined by the Committee or the Board in each entity’s discretion, subject to the provisions of the Plan. Such terms and conditions shall be set forth in written agreements. The shares of Stock granted will be restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of restrictions in accordance with the terms of the agreement and the Plan. Prior to the lapse or release of restrictions, all shares of Stock are subject to forfeiture in accordance with Section IV of the Plan. Shares of Stock issued pursuant to a Restricted Stock Award can be issued for no monetary consideration. No more than 500,000 shares of Stock available for Awards may be used for the grant of Restricted Stock

2.	Stock Related Deferred Compensation. The Committee or the Board may, in its discretion, permit the deferral of payment of an Employee’s cash bonus or other cash compensation in the form of either cash or any class or series of Stock (or Stock equivalents, each corresponding to a share of such Stock) under such terms and conditions as the Committee or the Board may prescribe and subject to such plan or arrangement providing for such deferral in a manner that complies with the requirements of Section 409A of the Code. Payment of such compensation may be deferred for such period or until the occurrence of such event as the Committee or the Board may determine and as otherwise set forth in the applicable plan or arrangement in a manner that complies with the requirements of Section 409A of the Code. All deferrals made in any class or series of Stock (or Stock equivalents) shall be paid on distribution in Stock. If a deferral is permitted in the form of Stock or Stock equivalents, the number of shares of Stock or number of Stock equivalents deferred will be determined by dividing the amount of the Employee’s bonus or other cash compensation being deferred by the closing price of the appropriate class or series of Stock, as reported by the New York Stock Exchange-Composite Transactions, on the date in question. Deferrals in any class or series of Stock or Stock equivalents cannot be transferred into other investment options. Additional rights or restrictions may apply in the event of a change in control of the Company. Notwithstanding anything herein to the contrary, any deferral shall be made under and subject to the terms and conditions of an applicable Company plan or arrangement that meets the requirements of Section 409A of the Code.

Section IV. Forfeiture of Awards

A.	The Committee or the Board may include in any Award any conditions of forfeiture it may deem appropriate. The Committee or the Board also, after taking into account the relevant circumstances, may waive any condition of forfeiture stated in any Award contract.

B.	In the event of forfeiture, the recipient shall lose all rights in and to the Award. Except in the case of Restricted Stock Awards as to which the restrictions have not lapsed, this provision, however, shall not be invoked to force any recipient to return any Stock already received under an Award.

C.	Such determinations as may be necessary for application of this section, including any grant of authority to others to make determinations under this section, shall be at the sole discretion of the Committee or the Board, and its determinations shall be conclusive.

Section V. Death of Awardee

Upon the death of an Award recipient, the following rules apply:

A.	A Stock Option, to the extent exercisable on the date of his death, may be exercised at any time within six (6) months, or such longer period not exceeding three years as the Committee or the Board may determine, after the recipient’s death, but not after the expiration of the term of the Stock Option, by the recipient’s designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution. Notwithstanding the foregoing, no extension of the time during which a Stock Option may be exercised shall be made unless it is determined that such extension will not result in the adverse tax consequences under Section 409A of the Code.

B.	In the case of any Other Stock Award, the Stock due shall be determined as of the date of the recipient’s death, and the Company shall issue the appropriate number of shares of the appropriate class or series of Stock. The issuance of shares of such Stock shall be made to recipient’s designated beneficiary or personal representative or the person or persons entitled thereto by will or in accordance with the laws of descent and distribution.

C.	An Award recipient may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee and the Board may from time to time prescribe) to exercise, in the event of the death of the recipient, a Stock Option, or to receive, in such event, any Other Stock Awards. The Committee and the Board reserve the right to review and approve beneficiary designations. A recipient may from time to time revoke or change any such designation or beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee or the Board shall be in doubt as to the right of any such beneficiary to exercise any Stock Option or to receive any Other Stock Award, the Committee or the Board, as the case may be, may determine to recognize only an exercise by the legal representative of the recipient, in which case the Company and the Committee and the Board and the members thereof shall not be under any further liability to anyone.

Section VI. Other Governing Provisions

A. Transferability

Except as otherwise noted herein, no Award shall be transferable other than by beneficiary designation, will or the laws of descent and distribution, and any right granted under an Award may be exercised during the lifetime of the holder thereof only by him or by his guardian or legal representative.

B. Rights as a Shareholder

A recipient of an Award shall, unless the terms of the Award provide otherwise, have no rights as a shareholder, with respect to any Stock Options or shares which may be issued in connection with the Award until the issuance of a Stock certificate for such shares, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Stock certificate.

C. General Conditions of Awards

No director, Employee or other person shall have any right with respect to this Plan, the shares reserved or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan applicable to such recipient have been met.

D. Reservation of Rights of Company

The selection of an Employee for any Award shall not give such person any right to continue as an Employee and the right to discharge any Employee is specifically reserved.

E. Acceleration

The Committee or the Board may, in its sole discretion, accelerate the date of exercise of any Award, to the extent such acceleration would not trigger the adverse tax consequences under Section 409A of the Code.

F. Adjustments

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limit set forth in Section III(1), (iii) the number and class of securities and exercise price per share subject to each outstanding Option (under the Plan or the Prior Plan) and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is appropriate, to the extent such action would not trigger the adverse tax consequences under Section 409A of the Code.

G. Withholding of Taxes

The Company shall deduct from any payment, or otherwise collect from the recipient, any taxes required to be withheld by federal, state or local governments in connection with any Award. The recipient may elect, subject to approval by the Committee or the Board, to have shares withheld by the Company in satisfaction of such taxes, or to deliver other shares of Stock owned by the recipient in satisfaction of such taxes. The number of shares to be withheld or delivered shall be calculated by reference to the Fair Market Value of the appropriate class or series of Stock on the date that such taxes are determined.

H. No Warranty of Tax Effect

Except as may be contained in the terms of any Award, no opinion is expressed nor warranties made as to the effect for federal, state, or local tax purposes of any Award.

I. Amendment of Plan

The Board may, from time to time, amend, suspend or terminate the Plan in whole or in part, and if terminated may reinstate any or all of the provisions of the Plan, except that no amendment, suspension or termination may (i) apply to the terms of any Award (contingent or otherwise) granted prior to the effective date of such amendment, suspension or termination without the recipient’s consent or (ii) increase the shares of Stock available for Awards.

J. Construction of Plan

The place of administration of the Plan shall be in the State of Missouri, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Missouri.

K. Elections of Corporate Officers

Notwithstanding anything to the contrary stated herein, any election or other action with respect to an Award of a recipient subject to Section 16 of the Securities Exchange Act of 1934 will be null and void if any such election or other action would cause said recipient to be subject to short-swing profit recovery under Section 16.

Section VII. Effective Date and Term

This Plan became effective upon adoption by the shareholders of the Company. The Plan shall continue in effect until January 31, 2012, when it shall terminate. Upon termination, any balances in the share reserve shall be canceled, and no Awards shall be granted under the Plan thereafter. The Plan shall continue in effect, however, insofar as is necessary to complete all of the Company’s obligations under outstanding Awards to conclude the administration of the Plan.